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                                                                     EXHIBIT 5.1


(VINSON & ELKINS LOGO)                                 VINSON & ELKINS L.L.P.
                                                       2300 FIRST CITY TOWER
                                                       1001 FANNIN STREET
                                                       HOUSTON, TEXAS 77002-6760
                                                       TELEPHONE (713) 758-2222
                                                       FAX (713) 758-2346
                                                       www.velaw.com


                                  May 27, 2004



Group 1 Automotive, Inc.
950 Echo Lane, Suite 100
Houston, Texas  77024

Ladies and Gentlemen:

         We are acting as counsel for Group 1 Automotive, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of certain Deferred Compensation Obligations (the "Obligations") pursuant to the Group 1 Automotive, Inc. Deferred Compensation Plan, as amended and restated, (as further amended) (the "Plan").

         In connection with the foregoing, we have examined or are familiar with
(i) the Restated Certificate of Incorporation of the Company; (ii) the Bylaws of the Company; (iii) the corporate proceedings with respect to the adoption of and amendments to the Plan; (iv) the Registration Statement; and (v) such other certificates, instruments and documents as we considered necessary or appropriate for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that (i) the Plan has been duly and validly approved by the Company, (ii) the Obligations have been duly and validly authorized by the Company and (iii) the Obligations will be the binding obligations of the Company, except that enforceability of the Obligations may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and by general principles of equity, regardless of whether that enforceability is considered in a proceeding in equity or at law.

         The foregoing opinion is limited to the laws of the United States of America and the State of Texas, the Constitution of the State of Delaware and the General Corporation Law of the State of Delaware, as interpreted by federal courts and the courts of the State of Delaware.



        AUSTIN o BEIJING o DALLAS o DUBAI o HOUSTON o LONDON o MOSCOW o
                    NEW YORK o SINGAPORE o WASHINGTON, D.C.

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Group 1 Automotive, Inc.
May 27, 2004
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.


                                          Very truly yours,

                                          /s/ Vinson & Elkins L.L.P.